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                                                                    EXHIBIT 99.1

            RISKS RELATED TO THE BUSINESS OF PARADYNE NETWORKS, INC.

     Investors should carefully consider the risks and uncertainties described below before investing in Paradyne's common stock. The risks and uncertainties described below are not the only risks and uncertainties that could develop. Other risks and uncertainties that Paradyne has not predicted or evaluated could also affect Paradyne. If any of the following risks occur, Paradyne's business, financial condition or results of operations could be materially harmed, and the trading price of Paradyne's common stock could decline, resulting in the loss of all or part of an investor's investment in Paradyne's common stock.

     All statements regarding future events, Paradyne's future financial performance and operating results, and Paradyne's business strategy and plans are forward-looking statements. These forward-looking statements are made pursuant to the "safe-harbor" provisions of the Private Securities Litigation Reform Act of 1995 and are based on management's current expectations and beliefs, as well as on assumptions made by, and information currently available to, management.

PARADYNE'S SUCCESS WILL DEPEND ON THE ACCEPTANCE OF NEW TELECOMMUNICATIONS SERVICES BASED ON DSL TECHNOLOGY.

     Paradyne's future success is substantially dependent upon whether digital subscriber line, or DSL, technology gains widespread market acceptance by network service providers, or NSPs, and end users of their services. If DSL technology fails to gain widespread acceptance, Paradyne's revenues and results of operations will be adversely affected. Historically, Paradyne focused on providing innovative solutions to the narrowband access market. Paradyne, however, currently focuses almost exclusively on the broadband access market. Paradyne has invested substantial resources in the development of DSL technology, and many of Paradyne's products are based on DSL technology. Many NSPs continue to evaluate DSL technology and other alternative high-speed data access technologies, but they may not continue to pursue the deployment of DSL technology. Even if NSPs adopt policies favoring full-scale deployment of DSL technology, they may not choose to purchase Paradyne's DSL product offerings. In addition, Paradyne has limited ability to influence or control decisions made by NSPs. NSPs are continuously evaluating alternate high-speed data access technologies and may, at any time, adopt technologies other than the DSL technologies offered by Paradyne.

PARADYNE DEPENDS ON THE SALE OF ITS PRODUCTS TO NSPS, WHO MAY REDUCE OR DISCONTINUE THEIR PURCHASE OF PRODUCTS OR SERVICES AT ANY TIME.

     Paradyne estimates that sales to NSPs accounted for approximately 80% of Paradyne's equipment revenues in 2000, and approximately 70% for the nine months ended September 30, 2001. If Paradyne's NSP customers are forced to defer or curtail their capital spending programs, Paradyne could lose, or experience delays or reductions in significant sales to such customers. Given the capital requirements, complex regulatory framework and other barriers to entry in the market, there are a limited number of NSPs. The United States market for many of the services provided by NSPs has only moderately emerged since the passage of the Telecommunications Act of 1996 and many NSPs are still building their infrastructure and rolling out their services. Many of these NSPs still need to develop, construct and expand their networks. The inability of Paradyne's emerging NSP customers to complete development of their networks, attract or retain customers, respond to trends such as price reductions for their services or diminished demand for telecommunications services generally, could cause them to reduce their capital spending programs.

     A substantial portion of Paradyne's broadband revenues are expected from several international markets, and Paradyne's expectations are based on the deregulation of these markets. A delay in deregulation or execution of market entry by new competitive service providers could negatively impact revenues. In addition, recent concerns about profitability and the long term viability of competitive service providers in both the United States and international markets has resulted in a tightening of the capital

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markets which has reduced the ability of some of Paradyne's NSP customers to build out their networks as originally planned.

     Generally, Paradyne's NSP customers do not have an obligation to purchase additional products or services from Paradyne. Termination of purchase arrangements with these NSP customers or a significant reduction or delay in the amount of Paradyne's products they order could materially and adversely affect Paradyne's revenues and reduce its profitability. For example, in the third quarter of 2000, Dreamline, a NSP in Korea, eliminated its stated intention to purchase millions of dollars of product from Paradyne without prior notice, resulting in Paradyne's writing down a substantial amount of inventory. In addition, the telecommunications industry has recently experienced consolidation, which may cause Paradyne to lose NSP customers. The loss of one or more of Paradyne's NSP customers could also materially and adversely affect Paradyne's revenues and reduce its profitability.

PARADYNE'S SUCCESS DEPENDS ON NSPS INCORPORATING PARADYNE'S PRODUCTS INTO THEIR INFRASTRUCTURE.

     Paradyne anticipates that a significant portion of its future revenues will be attributable to sales to NSPs of Paradyne's DSL, service level management, or SLM, and other broadband products. Paradyne's future performance will therefore be substantially dependent on incorporation of Paradyne's products by NSPs into their service offerings to subscribers. The failure of Paradyne's products to become an accepted part of NSPs' service offerings or a slower than expected increase in the volume of sales by Paradyne of SLM products could materially and adversely affect Paradyne's revenues. Paradyne's success in the NSP market will depend on numerous factors, many of which are outside Paradyne's control. Some of these factors include:

     - NSP and subscriber acceptance of and satisfaction with Paradyne's products;

     - the realization of operating cost efficiencies for NSPs when SLM products are deployed and Paradyne's ability to demonstrate these operational benefits;

     - subscriber demand for Paradyne's products and support for Paradyne's products within the NSPs' sales force;

     - Paradyne's successful development of systems and products that address the requirements for products deployed as part of an NSP's infrastructure;

     - the timing and successful completion of integration development work by NSPs to incorporate Paradyne's SLM functionality into their operational support system; and

     - the absence of new technologies that make Paradyne's products and systems obsolete before they can achieve broad acceptance.

RAPID TECHNOLOGICAL CHANGE COULD RENDER PARADYNE'S PRODUCTS OBSOLETE.

     The telecommunications and data communications markets are characterized by rapid technological change. Paradyne's success will depend on Paradyne's ability to adapt and to respond to technological changes. If Paradyne fails to keep pace with technological change, its product sales could suffer.

     Paradyne's existing products could become obsolete or unmarketable as a result of the emergence of new industry standards or customer demands. For example, Paradyne's customers could determine that they no longer require SLM with network access products. Furthermore, Paradyne's products could become obsolete or unmarketable as a result of any new technology or products which are superior to Paradyne's. Paradyne may be unable to compete effectively if it is unable to adapt to changes in industry standards, meet customer demands or develop new products or enhancements to existing products.

     Paradyne's products compete with numerous high-speed access technologies, including cable modems, satellite technology and other wireless technologies. These competing technologies may ultimately prove to be superior to Paradyne's products. Paradyne's products may become uncompetitive or obsolete as a result of the development of competing technologies that are more reliable, faster and less expensive than

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Paradyne's technology. For example, substantially all of Paradyne's products are deployed in networks that use standard copper telephone wires. The physical properties of copper wire limit the speed and distance over which data can be transmitted. Service levels degrade as distance from the central switching station increases. Other competing technologies, such as wireless and cable, are not subject to such limitations.

PARADYNE MAY NOT BE ABLE TO FINANCE ITS GROWTH AND CAPITAL REQUIREMENTS.

     Substantial working capital is required in order to fund and continue to build Paradyne's business. If Paradyne fails to do so, it will not be able to remain competitive or continue to meet the increasing demands for its products. Paradyne used the net proceeds of the initial public offering in July 1999 and Paradyne's secondary offering in September 1999 for general corporate purposes, including working capital and capital expenditures. Paradyne also spent significant amounts of cash to fund operating losses and increased expenses and to respond to competitive pressures. Paradyne cannot be certain that the remaining proceeds from its offerings, together with its existing capital resources and its secured line of credit for up to $17.5 million with Foothill Capital Corporation and its ability to reduce expenditures, will enable Paradyne to continue to meet its capital requirements on an ongoing basis.

     Paradyne's capital requirements depend on several factors, including the rate of market acceptance of Paradyne's products, the ability to expand Paradyne's client base, the growth of Paradyne's sales and marketing efforts and other factors. If capital requirements vary materially from those currently planned, Paradyne may require additional financing sooner than anticipated. Paradyne cannot be certain that additional financing will be available when needed or that such financing can be obtained on terms favorable to Paradyne. If adequate funds are not available or are not available on acceptable terms, Paradyne may be unable to develop or enhance its services, take advantage of future opportunities or respond to competitive pressures.

PARADYNE MAY NOT SUSTAIN REVENUE GROWTH OR BECOME PROFITABLE.

     Paradyne cannot be certain that it will achieve revenue growth or realize sufficient revenues to achieve profitability. Excluding a one-time gain in connection with a contract renegotiation with Lucent Technologies Inc. in 1997 and the related tax effect, Paradyne had an accumulated net deficit of approximately $92.3 million during the period from August 1, 1996 through September 30, 2001. Prior to 1999 Paradyne had not been profitable in any fiscal year of operations except in 1997 when Paradyne was profitable as a result of the non-recurring gain in connection with the renegotiation of a contract with Lucent. In 1999, Paradyne had net income of $7.9 million. In 2000 Paradyne had a net loss of $34.3 million. For the nine months ended September 30, 2001, Paradyne had a net loss of $28.7 million. Paradyne anticipates that it will continue to incur significant product development and selling, general and administrative expenses and, as a result, it will need to generate higher revenues to achieve and sustain profitability on an annual basis.

PARADYNE IS DEFENDING SEVERAL SECURITIES CLASS ACTION LAWSUITS AND IF PARADYNE IS UNSUCCESSFUL, THIS MAY HAVE AN ADVERSE EFFECT ON PARADYNE'S BUSINESS.

     Paradyne has several securities class action lawsuits pending, which Paradyne is vigorously defending. Due to the inherent uncertainties of the litigation process and the judicial system, Paradyne is unable to predict the outcome of such litigation. If the outcome of one or more such matters is adverse to Paradyne, it could have a material adverse effect on Paradyne's business, financial condition and results of operations.

     Paradyne is currently defending several securities class action lawsuits filed against Paradyne and some of Paradyne's executive officers and the chairman of Paradyne's board, as defendants. The stockholder suits, filed in September 2000 in the federal court in the Middle District of Florida, have been consolidated into one action. That consolidated action alleges that the defendants, during the period September 28, 1999 through September 28, 2000, fraudulently or recklessly inflated the market price of Paradyne's stock by erroneously reporting that Paradyne was performing well, that product demand was solid and that inventories were properly stated. Plaintiffs seek damages in an unspecified amount for the

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alleged inflated stock price during the class period. The defendants filed a motion to dismiss that consolidated action, the motion has been fully briefed and remains pending for resolution by the court. Paradyne believes the claims are without merit and intends to vigorously defend them, but the outcome cannot be predicted.

     A second stockholder purported class action suit was filed in December 2001 in the federal court in the Southern District of New York against Paradyne, some of its executive officers and the chairman of Paradyne's board, and the underwriters of Paradyne's initial public offering. That action alleges that defendants, during the period from July 15, 1999 through December 6, 2000, violated federal securities laws by allocating shares of Paradyne's initial public offering to favored customers in exchange for their promise to purchase shares in the secondary market at escalating prices. Paradyne believes the claims are without merit and intends to vigorously defend them, but the outcome cannot be predicted.

NUMEROUS FACTORS COULD CAUSE PARADYNE'S RESULTS TO FLUCTUATE.

     Paradyne's quarterly and annual results of operations have fluctuated in the past and are likely to fluctuate significantly in the future due to a variety of factors, many of which are outside of Paradyne's control. Fluctuations in Paradyne's results could cause Paradyne's stock price to decline substantially. Some of these factors that might affect Paradyne's results of operations include:

     - Paradyne's ability to achieve cost reductions. As with all companies, Paradyne constantly strives to improve its margins through reductions in its cost of sales. Failure to reduce Paradyne's costs could reduce its margins which in turn could adversely affect Paradyne's ability to operate profitably.

     - Preferential pricing arrangements. Paradyne has preferential pricing arrangements with some of its customers. In Paradyne's effort to win new business it may negotiate preferential pricing arrangements in the future with other customers. While these arrangements are intended to provide greater revenue, they have a negative impact on Paradyne's margins. Furthermore, because Paradyne's strategy relies on entering into these arrangements in the future, if it fails to do so, Paradyne's results could be below expectations.

     - Paradyne's ability to attain and maintain production volumes and quality levels for Paradyne's products. Many factors could affect Paradyne's ability to maintain production volumes and quality levels. They include an inability to obtain raw materials or components, labor shortages, and the maintenance of adequate facilities for production. If Paradyne fails to maintain production volumes or quality levels, Paradyne may be unable to produce sufficient quantities of its products to meet demand, which would adversely affect its revenues.

     - The mix of products sold and the mix of distribution channels through which they are sold. The mix of products sold can adversely affect Paradyne's results. Margins vary within Paradyne's newer and older products. If Paradyne fails to successfully sell its higher margin products, Paradyne's gross margins may be lower than expected. In addition, some distribution channels have higher costs associated with sales. As a result, the mix of distribution channels may adversely affect operating income.

     Due to these and other factors, including those discussed in this document, period-to-period comparisons should not be relied upon as indications of future performance. It is possible that in some future periods, Paradyne's operating results and/or Paradyne's growth rate will be below what public market analysts and investors expect.

PARADYNE'S DEPENDENCE ON ONLY A FEW MAJOR CUSTOMERS FOR A SUBSTANTIAL PORTION OF PARADYNE'S REVENUES EXPOSES PARADYNE TO FINANCIAL RISKS.

     Paradyne depends on a small number of customers for a substantial portion of its revenues. As a result, a loss or a significant reduction or delay in sales to any of Paradyne's major customers could materially and adversely affect Paradyne's revenues. Direct sales and services performed for Lucent and Avaya accounted for approximately 20% of Paradyne's total revenues in 2000 and 13% for the nine months

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ended September 30, 2001. Direct sales to BB Technologies Corporation accounted for approximately 3% of Paradyne's total revenues for the nine months ended September 30, 2001. Sales to Rhythms, an NSP, accounted for approximately 17% of Paradyne's total revenues in 2000 and 2% for the nine months ended September 30, 2001. Unless and until Paradyne diversifies and expands its customer base, Paradyne's future success will significantly depend upon certain factors which are not within its control, including:

     - the timing and size of future purchase orders, if any, from Paradyne's larger customers;

     - the product requirements of Paradyne's customers;

     - the financial and operational success of Paradyne's customers; and

     - the success of Paradyne's customers' services deployed using Paradyne's products.

     Diversification and expansion of Paradyne's customer base is particularly critical because of the highly competitive nature of Paradyne's business. Paradyne's contracts are generally subject to annual renewal with the exception of its contracts with Lucent and several other customers, which have two to five year terms, and Paradyne's customers generally do not have any obligation to purchase products solely from Paradyne.

     Under a supply agreement between Lucent and Paradyne, which has been extended through January 31, 2002, Paradyne is the exclusive supplier of Lucent's requirements for stand-alone network access products. Upon the expiration of this supply agreement, Paradyne will not be Lucent's exclusive supplier of stand-alone network access products for resale, with the exception of Acculink Access Controller products. Paradyne cannot be certain that a new agreement will be negotiated or of the amount of future purchases, if any, from Lucent. Avaya has signed a three-year reseller agreement with Paradyne, effective November 16, 2001 through November 16, 2004. In both cases, it is possible that Paradyne's sales of these products could decline substantially.

PARADYNE COMPETES IN HIGHLY COMPETITIVE MARKETS AND COMPETITION COULD HARM ITS ABILITY TO SELL PRODUCTS AND SERVICES.

     The telecommunications market is highly competitive. Paradyne competes directly with other providers of broadband and narrowband access equipment. Due to increasing competition, Paradyne may be forced to reduce the sales prices of many of its products in order to remain competitive. If Paradyne is unable to counter these price declines with reductions in manufacturing costs in order to compete effectively in the market for Paradyne's products or services, Paradyne's revenue and future profitability could be materially and adversely affected. Paradyne believes that competition may increase substantially as the introduction of new technologies, deployment of broadband networks and potential regulatory changes create new opportunities for established and emerging companies in the industry. Paradyne expects that competition for products that address the broadband access market will grow as more established and new companies focus on this market.

     Many of Paradyne's current and potential competitors are larger than Paradyne and have significantly greater financial, sales and marketing, technical, manufacturing and other resources and more established channels of distribution. As a result, these competitors may be able to respond more rapidly to new or emerging technologies and changes in customer requirements, or to devote greater resources to the development, promotion and sale of their products. Paradyne's competitors may enter its existing or future markets with solutions that may be less costly, provide higher performance or additional features or be introduced earlier than Paradyne's solutions.

     Paradyne's markets are characterized by increasing consolidation both within the data communications sector and by companies combining or acquiring data communications products and technology for delivering voice-related services, as exemplified by the acquisitions of Ascend by Lucent, Diamond Lane Communications Corporation by Nokia Corp. and Xylan Corp. by Alcatel. Paradyne cannot be sure of the impact of any of these acquisitions on the competitive environment for Paradyne's products. Increased competition and consolidation could result in price reductions and a decrease in Paradyne's market share.

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PARADYNE'S SALES CYCLE IS TYPICALLY LONG AND UNPREDICTABLE.

     Paradyne's business is subject to lengthy sales cycles. As a result, Paradyne may not recognize revenues from the sale of its products for long periods of time. Delays in product testing or approval, or cancellations of orders by customers, especially Paradyne's NSP customers, could materially and adversely affect its revenues. On average, Paradyne's sales cycle ranges from six to nine months. Sales of Paradyne's products require a substantial commitment of capital and time from Paradyne's customers, many of whom have lengthy internal procedures for approving large capital expenditures and lengthy testing and decision-making processes. Before Paradyne's NSP customers purchase products from Paradyne, they must first make a decision to standardize their service on a particular product, which involves extensive testing. Paradyne's sales cycle may be slowed further, or affected by, budgetary constraints and purchasing requirements of Paradyne's customers, all of which are beyond Paradyne's control. Moreover, sales of Paradyne's products often require significant training of both Paradyne's customers and end users before the decision to purchase. As a result, Paradyne may expend significant resources pursuing potential sales opportunities that will not be completed.

PARADYNE'S STOCK PRICE MAY BE VOLATILE.

     The trading price of Paradyne's common stock could be subject to wide fluctuations in response to various factors, some of which are beyond Paradyne's control, such as:

     - actual or anticipated variations in quarterly results of operations;

     - changes in intellectual property rights of Paradyne or its competitors;

     - announcements of technological innovations;

     - the introduction of new products or changes in product pricing by Paradyne or its competitors;

     - changes in financial estimates by securities analysts;

     - announcements of significant acquisitions, strategic partnerships, joint ventures or capital commitments by Paradyne or Paradyne's competitors;

     - additions or departures of key personnel; and

     - generally adverse market conditions.

PARADYNE'S ABILITY TO SUSTAIN OR GROW PARADYNE'S BUSINESS MIGHT BE HARMED IF IT LOSES SALES OF ACCESS PRODUCTS TO LUCENT.

     Paradyne has a relationship with Zhone Technologies, Inc. through which Paradyne has exclusive distribution rights through April 2005 for Zhone's IMACS system, which Paradyne intends to market to Lucent and AT&T under the name Acculink Access Controller. Paradyne has also entered into a supply and exclusivity agreement with Lucent, which has been extended through January 31, 2002, under which Paradyne is the exclusive supplier of Lucent's requirements for various access products, such as the Acculink Access Controller. Upon the expiration of this supply agreement, Paradyne will not be Lucent's exclusive supplier of stand-alone network access products for resale, with the exception of Acculink Access Controller products. Sales of Acculink Access Controller accounted for greater than 10% of Paradyne's total revenues during each of 1998, 1999 and 2000 and 10% for the nine months ended September 30, 2001. Paradyne's revenues would be adversely affected if Zhone fails to meet its obligations under the agreement or if Lucent or AT&T were to substantially reduce or discontinue their orders of the Acculink Access Controller.

PARADYNE'S DEPENDENCE ON DEVELOPMENT RELATIONSHIPS COULD THREATEN PARADYNE'S ABILITY TO SELL PRODUCTS.

     Paradyne's success is dependent upon Paradyne's continued relationship with certain companies, including Lucent, GlobeSpan, NetScout Systems, Inc. and Alcatel. If any of these companies breaches or terminates its agreement or fails to perform its obligations under its agreement or if Paradyne fails to

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renegotiate a new agreement upon the expiration of any agreement, Paradyne might not be able to sustain or grow its business. In particular, if any of these companies, other current corporate partners or future corporate partners discontinue their support of products that Paradyne has developed in cooperation with them, fail to continue to develop product enhancements required to meet customer demand, fail to appropriately address performance issues related to products that Paradyne has developed in cooperation with them, face claims of infringement of third party intellectual property rights with respect to the technology included in products that Paradyne has developed in cooperation with them or fail to continue to support joint marketing programs, Paradyne's ability to sell products that Paradyne has developed in cooperation with them would be hampered. Additionally, in the event that any of Paradyne's significant relationships are terminated, Paradyne may not be able to replace them in a timely manner, if at all.

MANAGEMENT AND PARADYNE'S SINGLE LARGEST STOCKHOLDER MAY LIMIT THE ABILITY OF PARADYNE'S OTHER STOCKHOLDERS TO INFLUENCE THE OUTCOME OF DIRECTOR ELECTIONS AND OTHER STOCKHOLDER MATTERS.

     Paradyne's executive officers, directors and principal stockholders and their affiliates beneficially owned approximately 46% of Paradyne's outstanding shares of common stock as of January 8, 2002, and after the merger with Elastic will own approximately 39% of Paradyne's outstanding shares of common stock, based on the number of outstanding shares of Paradyne on January 8, 2002 and assuming a total of 6,637,000 Paradyne shares are issued to Elastic stockholders in the merger. The assumed number of Paradyne shares issued in the merger is calculated based on the total number of Elastic shares outstanding as of the date of the merger agreement, plus the exercise of all Elastic stock options with an exercise price of $0.18 per share and further assumes an exchange ratio of 0.1990 (without any adjustment for Elastic's closing net adjusted working capital as described in the merger agreement with Elastic). As a result, after the merger, these stockholders, if acting together, will continue to exert substantial control over substantially all matters requiring approval by Paradyne's stockholders.

     Entities associated with Texas Pacific Group beneficially owned approximately 33% of Paradyne's outstanding shares of common stock as of January 8, 2002, and after the merger with Elastic will own approximately 28% of Paradyne's outstanding shares of common stock based on the same assumptions referenced above. As a result, they alone may be able to exercise substantial control over Paradyne, subject to the fiduciary duties of its representatives on the board of directors under Delaware law. The interests of Texas Pacific Group may not always coincide with the interests of other stockholders. Texas Pacific Group, through its representatives on the board of directors, could cause Paradyne to enter into transactions or agreements which Paradyne would not otherwise consider absent Texas Pacific Group's influence.

PARADYNE DEPENDS ON SOLE AND SINGLE SOURCE SUPPLIERS WHICH EXPOSES PARADYNE TO POTENTIAL SUPPLY INTERRUPTION.

     Paradyne currently purchases a number of important parts, such as framers, semiconductors and embedded communications processors, from sole source vendors for which alternative sources are not currently available. Delays or interruptions in the supply of these components could result in delays or reductions in product shipments. The purchase of these components from outside suppliers on a sole source basis subjects Paradyne to risks, including the continued availability of supplies, price increases and potential quality assurance problems. Paradyne currently purchases key components for which there are currently no immediate substitutes available from approximately 42 vendors. All of these components are critical to the production of Paradyne's products. While alternative suppliers may be available to Paradyne, it must first identify these suppliers and qualify them. Paradyne cannot be certain that any such suppliers will meet Paradyne's required qualifications or that it will be able to identify alternative suppliers in a timely fashion, if at all. Paradyne may not be able to obtain sufficient quantities of these components on the same or substantially the same terms. Consolidations involving suppliers could further reduce the number of alternatives for Paradyne and affect the cost of such supplies. An increase in the cost of such supplies could make Paradyne's products less competitive with products which do not incorporate such

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components. Lower margins or less competitive product pricing could materially and adversely affect Paradyne's business, financial condition and results of operation.

IF PARADYNE IS UNABLE TO ATTRACT AND RETAIN KEY PERSONNEL AND A SKILLED WORKFORCE, PARADYNE MAY NOT BE ABLE TO SUSTAIN OR GROW ITS BUSINESS.

     Paradyne's success depends to a significant degree upon the continued contributions of the principal members of Paradyne's sales, engineering and management personnel, many of whom would be difficult to replace. The loss of such personnel could materially and adversely affect Paradyne's business, financial condition and results of operations. Specifically, Paradyne believes that its future success is highly dependent on its senior management, and in particular on Sean E. Belanger, president and chief executive officer. Except for agreements with Messrs. Belanger and Patrick M. Murphy, Paradyne's senior vice president, chief financial officer, treasurer and secretary, Paradyne does not have employment contracts with its senior executives. In any event, employment contracts would not prevent key personnel from terminating their employment with Paradyne.

     Paradyne believes that its future success will also depend highly upon its ability to attract and retain highly skilled customer support and product development personnel. The market for qualified personnel in the telecommunications industry is highly competitive, and Paradyne frequently experiences difficulty in recruiting qualified personnel. Recruiting qualified personnel is an intensely competitive and time-consuming process.

PARADYNE RELIES HEAVILY ON DISTRIBUTORS AND RESELLERS.

     Paradyne estimates that its sales made through distributors and resellers were over 40% of its revenues in 2000 and 64% of its revenues for the nine months ended September 30, 2001. Paradyne often relies on distributors and resellers to provide installation, training and customer support to the ultimate end users of Paradyne's products. As a result, Paradyne's success depends on the continued sales and customer support efforts of Paradyne's network of distributors and resellers. Any reduction, delay or loss of orders from Paradyne's significant distributors or resellers could materially and adversely affect Paradyne's revenues.

PARADYNE'S RELIANCE ON INTERNATIONAL SALES MAY MAKE IT SUSCEPTIBLE TO GLOBAL ECONOMIC FACTORS, FOREIGN TAX LAW ISSUES AND CURRENCY FLUCTUATIONS.

     Paradyne currently has nine sales offices and subsidiaries in North America, Europe and Asia through which it markets and sells its products. Paradyne's international operations subject Paradyne to risks to which it would not otherwise be exposed. These risks may cause Paradyne's results of operations to fluctuate. For example, sales to customers outside of the United States accounted for approximately 20% of revenues in 1998, 18% of revenues in 1999 and 23% of revenues in 2000 and 36% of revenue for the nine months ended September 30, 2001. This increase was primarily due to the increased sales in 2001 to BB Technologies Corporation in Japan. Paradyne's international operations subject Paradyne to risks to which it would not otherwise be exposed, such as:

     - impact of recessions in economies outside of the United States;

     - currency exchange rate fluctuations;

     - political and economic instability;

     - policy, legal, regulatory or other changes affecting the telecommunications and data communications markets;

     - uncertain intellectual property rights protection;

     - potential adverse tax consequences;

     - changes in tariffs; and

     - difficulties in accounts receivable collection.

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BECAUSE OF PARADYNE'S LONG PRODUCT DEVELOPMENT PROCESS, PARADYNE INCURS
SUBSTANTIAL EXPENSES BEFORE IT EARNS ASSOCIATED REVENUES.

     In order to remain competitive, Paradyne invests significant resources toward research and development of its current and potential products. Development costs and expenses are incurred before Paradyne generates any revenues from sales of products resulting from these efforts. Paradyne's current or future customer base may not purchase any products resulting from Paradyne's current or future development efforts.

A FAILURE BY PARADYNE TO PROTECT PARADYNE'S TECHNOLOGY MAY ADVERSELY AFFECT PARADYNE'S ABILITY TO COMPETE.

     Paradyne's success and ability to compete is substantially dependent upon its technology. A failure to protect Paradyne's technology could result in competitors offering similar products potentially resulting in a loss of competitive advantage and decreased revenues. Paradyne relies on a combination of patent, trademark, copyright and trade secret laws and non-disclosure agreements to protect such technology. Currently, Paradyne holds over 185 United States patents and has over 95 United States patent applications pending. However, Paradyne cannot be certain that patents will be issued with respect to any of its pending or future patent applications. In addition, Paradyne does not know whether any of Paradyne's issued patents will be upheld as valid or that they will prevent the development of competitive products.

     Paradyne seeks to protect its intellectual property rights by limiting access to the distribution of its software, documentation and other proprietary information. If any third parties infringe Paradyne's proprietary rights, such infringement could materially and adversely affect Paradyne's competitive positions. As with Paradyne's issued patents, Paradyne cannot be certain that the steps Paradyne has taken to protect Paradyne's intellectual property will adequately prevent the misappropriation of any of Paradyne's technology. Paradyne's competitors may independently develop technologies that are substantially equivalent or superior to Paradyne's technologies. In addition, the laws of certain foreign countries do not protect Paradyne's proprietary rights to the same extent as do the laws of the United States. Third parties may attempt to copy or reverse engineer aspects of Paradyne's products or to obtain and use information that Paradyne regards as proprietary. Accordingly, Paradyne may not be able to protect Paradyne's proprietary rights against unauthorized third party copying or use.

     Paradyne is also subject to the risk of adverse claims and litigation alleging infringement of the intellectual property rights of others. These claims may require Paradyne to enter into license arrangements or may result in protracted and costly litigation, regardless of the merits of such claims. Paradyne may not be able to obtain necessary licenses on commercially reasonable terms, if at all. From time to time, Paradyne receives and has received letters from others requesting licenses or indicating that Paradyne's products may require a license. These letters are not uncommon in the industry, and these letters are dealt with according to normal business practices. In some cases these letters are followed up with formal legal action. For example, in July 2000, a third party filed suit against Paradyne and approximately ninety other defendants. The suit alleges that all the defendants are violating more than a dozen patents owned by the third party which allegedly covers the field of "machine vision" used extensively in pick-and-place manufacturing of circuit boards and bar code scanning. Paradyne purchases this equipment from vendors, who Paradyne believes may have an obligation to indemnify Paradyne in the event that the equipment infringes any third party patents. The complaint does not specify which defendants or activities allegedly violated which particular patents. Paradyne has responded with a Motion for More Definite Statement designed to identify the allegedly infringing activities as well as the particular patents and claims allegedly being infringed by Paradyne. Paradyne cannot assure you that it will prevail in this action and any adverse outcome could require Paradyne, among other things, to pay royalties to the third party patent owner. Given the lack of specificity in the complaint, it is not currently possible to calculate the potential for, or extent of, any liability resulting from this claim. Paradyne also cannot assure you that it will not receive other claims alleging infringement in the future.

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IF PARADYNE'S PRODUCTS CONTAIN DEFECTS, PARADYNE MAY BE SUBJECT TO SIGNIFICANT
LIABILITY CLAIMS FROM ITS CUSTOMERS AND THE END-USERS OF ITS PRODUCTS AND INCUR SIGNIFICANT UNEXPECTED EXPENSES AND LOST SALES.

     Paradyne's products are complex and, despite extensive testing, may therefore contain undetected errors or failures. If this happens, Paradyne may experience delay in or loss of market acceptance and sales, product returns, diversion of research and development resources, injury to Paradyne's reputation or increased service and warranty costs. Paradyne also has exposure to significant liability claims with respect to Paradyne's customers because its products are designed to provide critical communications services. Although Paradyne attempts to limit such exposure through product liability insurance and through contractual limitations in its customer agreements, such precautions may not cover all potential claims resulting from a defect in one of Paradyne's products.

CHANGES TO REGULATIONS AFFECTING THE TELECOMMUNICATIONS INDUSTRY COULD REDUCE DEMAND FOR PARADYNE'S PRODUCTS.

     If Paradyne's NSP customers are required to comply with new laws, new regulations or new interpretations of existing laws or regulations, or if they are required to comply with additional existing regulations due to changes in the nature of their services, those changes could materially and adversely affect the market for Paradyne's products. A large percentage of Paradyne's customers are NSPs whose voice services, and many of their other network services, must comply with the Communications Act of 1934, as amended by the Telecommunications Act of 1996 and regulations prescribed by the Federal Communications Commission, or the FCC. Furthermore, most of Paradyne's NSP customers' voice services are subject to regulation by state public utilities commissions. Some of Paradyne's NSP customers are subject to foreign government regulation. Many of these federal, state and foreign regulations continue to evolve due to ongoing judicial and administrative proceedings, particularly those federal regulations designed to define rights and obligations under the Telecommunications Act of 1996. From time to time, the FCC or regulatory bodies may propose legislation or adopt rules, regulations or polices that could affect Paradyne's business, either beneficially or adversely, such as by increasing competition or affecting the cost of Paradyne's operations.

PARADYNE'S FAILURE TO COMPLY WITH REGULATIONS COULD AFFECT ITS PRODUCT
OFFERINGS.

     Paradyne is subject to a significant number of communications regulations and standards, some of which are evolving as new technologies are deployed and due to ongoing judicial and administrative proceedings. New regulations or new interpretations of existing laws or regulations, or compliance with additional existing regulations due to changes in the nature of Paradyne's products could result in significant additional cost to Paradyne. Moreover, failure of Paradyne's products to comply, or delays in compliance, with the various existing and evolving industry regulations and standards could delay the introduction of Paradyne's products. Paradyne's products may be required to comply with various regulations, including those promulgated by the FCC, state public utilities commissions and various foreign governments. Paradyne's products must comply with the Communications Act of 1934 and FCC regulations such as those governing devices that may emit radio frequency or be connected to the telephone network. In the United States, in addition to complying with FCC regulations, Paradyne's products are required to meet certain safety requirements. For example, NSPs may require that Paradyne's products that are located in their facilities be network equipment building standard certified before they purchase the products from Paradyne. Outside of the United States, Paradyne's products are subject to the regulatory requirements of each country in which the products are manufactured or sold. These requirements vary widely, and Paradyne may be unable to obtain on a timely basis, if at all, necessary approvals for the manufacture, marketing and sale of Paradyne's products.

     Enactment by federal, state or foreign governments of new laws or regulations, changes in the interpretation of existing laws or regulations or a reversal of the trend toward deregulation in the telecommunication industry could materially and adversely affect Paradyne's customers, and thereby materially and adversely affect Paradyne's business, financial condition and results of operations.

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COMPLIANCE WITH EVOLVING INDUSTRY STANDARDS COULD ADVERSELY AFFECT PARADYNE'S
PRODUCT OFFERINGS

     Many of Paradyne's products must comply with equipment standards adopted by national and international standards bodies. If Paradyne is required, or deem it otherwise necessary or advisable, to comply with new standards or with additional existing standards due to changes in standards, Paradyne may have to modify Paradyne's current or future products. The costs of any modification could materially and adversely affect Paradyne's business, financial condition and results of operations. Compliance with these standards is important because it often enhances the marketability of Paradyne's products. Many of those standards are influenced by industry committees that develop draft standards and technical reports. These industry committees often include Paradyne and its customers, as well as its competitors and their customers.

PARADYNE'S ABILITY TO SUSTAIN OR GROW ITS BUSINESS MAY BE HARMED IF PARADYNE IS UNABLE TO PROVIDE ADEQUATE CUSTOMER SUPPORT.

     Paradyne's ability to continue to grow Paradyne's company and to retain current and future customers depends in part upon the quality of Paradyne's customer support operations. A failure to offer adequate customer support could materially and adversely affect Paradyne's reputation or cause demand for Paradyne's products to decline. Paradyne's customers generally require significant support and training prior to the installation and deployment of Paradyne's products. Providing adequate levels of support to Paradyne's customers requires significant expenditures of resources and capital. As the market for high-speed access devices grows and as the technology for these devices continues to evolve, Paradyne will need to augment and improve upon Paradyne's customer support operations.

A FAILURE TO MANAGE PARADYNE'S GROWTH COULD ADVERSELY AFFECT PARADYNE'S
BUSINESS.

     Paradyne has experienced expansions and contractions of its operations in the past. If Paradyne is unable to manage its growth effectively, Paradyne's future profitability could be adversely affected. Paradyne may not have adequate resources to support its future operations.

PARADYNE MAY ENGAGE IN ACQUISITIONS, SUCH AS THE ACQUISITION OF ELASTIC, AND MAY BE UNABLE TO SUCCESSFULLY INTEGRATE, BOTH OPERATIONALLY AND COST EFFECTIVELY, ANY NEW OPERATIONS, TECHNOLOGIES, PRODUCTS OR PERSONNEL.

     As part of Paradyne's ongoing corporate development activities and like the acquisition of Elastic, Paradyne will, on a regular basis, engage in discussions with third parties concerning potential acquisitions of product lines, technologies and businesses. In the event that such another acquisition does occur, because of the small size of Paradyne's management team, Paradyne may be particularly susceptible to risks associated with the assimilation of operations, technologies, products and personnel and the diversion of management's attention from other business concerns. Moreover, Paradyne may not be able to identify other suitable acquisition candidates or other strategic opportunities, and even if it does identify them, it may not be able to successfully complete any transaction.

     Additionally, the cost to acquire technologies and businesses is substantial. In addition to the direct costs, there are significant indirect costs related to integration of personnel and technologies and potential product redesign. These costs may decrease operating income or increase operating losses if they are not offset by comparable increases in revenue.

PARADYNE'S CORPORATE CHARTER AND BYLAWS MAY DISCOURAGE TAKE-OVER ATTEMPTS AND DEPRESS THE MARKET PRICE OF PARADYNE'S STOCK.

     Provisions in Paradyne's amended and restated certificate of incorporation and amended and restated bylaws, as amended, may have the effect of delaying or preventing a change of control or changes in Paradyne's management. These provisions include:

     - the right of the board of directors to elect a director to fill a vacancy created by the expansion of the board of directors;

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     - the ability of the board of directors to alter Paradyne's amended and restated bylaws without obtaining stockholder approval;

     - if not called by Paradyne's board of directors or the chairman of Paradyne's board of directors, the requirement that at least 50% of the outstanding shares of common stock are needed to call a special meeting of stockholders;

     - the division of the board of directors into three classes, with each class serving staggered three-year terms; and

     - the requirement that all actions by stockholders must be effected at a duly called meeting of the stockholders and may not be effected by a consent in writing.

     These provisions could discourage take-over attempts and could adversely affect the market price of Paradyne's common stock. In addition, these provisions may limit the ability of stockholders to remove Paradyne's current management. In addition, Paradyne's board of directors can issue up to 5,000,000 shares of preferred stock without the approval of the holders of common stock. Any preferred stock may have rights senior to the common stock. The issuance of preferred stock could adversely affect the voting power of holders of common stock and reduce the likelihood that such holders will receive dividend payments and payments upon liquidation. Such issuance could have the effect of decreasing the market price of the common stock. The issuance of preferred stock could also have the effect of delaying, deterring or preventing a change in control of Paradyne.

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